                                    EXHIBIT 99.1
LendingClub Reports Fourth Quarter and Full Year 2020 Results
Originations Increase 56% Quarter-over-Quarter, Exceeding High End of Guidance Range
Acquisition of Radius Bancorp Creates First Digital Marketplace Bank in the U.S.

SAN FRANCISCO – March 10, 2021 – LendingClub Corporation (NYSE: LC), America’s first digital marketplace bank, today announced financial results for the fourth quarter and full year ended December 31, 2020.
“I am proud of our accomplishments in 2020, which led us to complete the groundbreaking acquisition of Radius Bank. Combining the award-winning digital bank with LendingClub’s leading online marketplace provides us with substantial advantages over both traditional banks and fintech marketplace lenders,” said Scott Sanborn, Chief Executive Officer of LendingClub. “Adding deposit capabilities builds on our tech and data advantages as it allows us to better serve our more than 3 million loyal and highly-motivated members and digitally manage their lending, spending, and savings. We are fully aligned with both our customers and shareholders to realize incremental long-term value for decades to come.”

Fourth Quarter 2020 Results

GAAP Consolidated Net Loss for the quarter improved $7.7 million from the third quarter of 2020 to $(26.7) million. Quarter-over-quarter results reflected a 56% increase in origination volumes, a 77% increase in related transaction fees and a reduction in expenses from the third quarter of 2020. Origination volume of $912 million exceeded the high end of previously provided guidance. The improvement in expenses reflected tight control over fixed costs and lower legal expenses related to legacy issues. These benefits were partially offset by lower net interest income reflecting prior loan sales, as well as positive asset revaluations in the third quarter of 2020.

Year-over-year results primarily reflected an expected decrease in origination volume and transaction fees, and an expected reduction in net interest income, partially offset by an improvement in expenses. The change in loan origination volumes resulted in a 71% decline in transaction fees year-over-year. Lower net interest income reflected the sale of $470 million of loans in the second half of 2020 to accumulate capital in preparation for the company’s acquisition of Radius. The improvement in expenses year-over-year primarily reflected significantly lower sales and marketing expense and the company’s focus on originating loans to existing customers, which increased efficiency and resulted in lower marketing costs. The improvement in expenses also reflected proactive actions taken to improve efficiency, reduce costs and mitigate the impact of the pandemic.

“We are encouraged by the continued growth in loan originations with volume above the upper end of our fourth quarter guidance range,” said Tom Casey, Chief Financial Officer. “With the addition of bank deposits, we enhance our resiliency and unleash a new recurring revenue stream that will drive significant long-term growth once the bank is fully integrated.”

Earnings Guidance

	First Quarter 2021	Full Year 2021	Commentary
Loan Originations	$1.2B to $1.3B	+45% YoY	Loan volumes and revenue reflecting continued growth
Net Revenue	$87M to $95M	+55% YoY	Impacted by deferral of origination fees for loans held for investment due to accounting conventions
GAAP Consolidated Net Loss	($75M) to ($85M)	($175M) to ($200M)
Impacted primarily by timing of earnings recognition due to growth in consumer loans held for investment (deferral of origination fees and current expected credit loss (CECL) provisions), as well as one-time acquisition costs

Fourth Quarter 2020 Financial Highlights

	Three Months Ended			Year Ended December 31,
($ in millions)	December 31, 2020	September 30, 2020	December 31, 2019	2020	2019
Loan Originations	$912.0	$584.1	$3,083.1	$4,343.4	$12,290.1
Net Revenue	$75.9	$74.7	$188.5	$314.7	$758.6
GAAP Consolidated Net Income (Loss)	$(26.7)	$(34.3)	$0.2	$(187.5)	$(30.7)
Adjusted EBITDA	$3.9	$4.3	$39.0	$(27.2)	$134.8
Adjusted Net Income (Loss)	$(22.1)	$(23.1)	$7.0	$(138.6)	$2.2

Loan Originations – Loan originations in the fourth quarter of 2020 were $912.0 million, down 70% compared to the same quarter last year and improving 56% sequentially.
Net Revenue – Net Revenue in the fourth quarter of 2020 was $75.9 million, down 60% compared to the same quarter last year and improving 2% sequentially.
GAAP Consolidated Net Income (Loss) – GAAP Consolidated Net Loss was $(26.7) million for the fourth quarter of 2020, compared to GAAP Consolidated Net Income of $0.2 million in the same quarter last year and $(34.3) million in the third quarter of 2020.
Adjusted EBITDA – Adjusted EBITDA was $3.9 million in the fourth quarter of 2020, compared to $39.0 million in the same quarter last year and $4.3 million in the third quarter of 2020.
Adjusted Net Income (Loss) – Adjusted Net Loss was $(22.1) million in the fourth quarter of 2020, compared to Adjusted Net Income of $7.0 million in the same quarter last year and Adjusted Net Loss of $(23.1) million in the third quarter of 2020.
Contribution – Contribution was $47.2 million in the fourth quarter of 2020, compared to $101.3 million in the same quarter last year and $53.4 million in the third quarter of 2020, with Contribution Margin of 62.1% compared to 53.7% in the same quarter last year and 71.5 % in the third quarter of 2020.
Earnings Per Share (EPS) – Basic and diluted EPS attributable to common stockholders was $(0.29) in the fourth quarter of 2020, compared to basic and diluted EPS attributable to common stockholders of $0.00 in the same quarter last year and $(0.38) in the third quarter of 2020.
Adjusted EPS – Adjusted EPS was $(0.24) in the fourth quarter of 2020, compared to Adjusted EPS of $0.08 in the same quarter last year and $(0.25) in the third quarter of 2020.
Cash and cash equivalents – As of December 31, 2020, Cash and cash equivalents totaled $525.0 million compared to $243.8 million as of December 31, 2019 and $445.2 million as of September 30, 2020.

For a calculation of Adjusted EBITDA, Adjusted Net Income (Loss), Contribution, and Adjusted EPS, refer to the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

About LendingClub

LendingClub Corporation (NYSE: LC) is the parent company of LendingClub Bank, National Association, Member FDIC. It is the first digital marketplace bank in the US. Members can gain access to a broad range of financial products and services through a technology-driven platform, designed to help them pay less when borrowing and earn more when saving. Since 2007, more than 3 million members have joined the Club to help reach their financial goals. For more information about LendingClub, visit https://www.lendingclub.com.

Conference Call and Webcast Information

The LendingClub fourth quarter 2020 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Wednesday, March 10, 2021. A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 0419659, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available 1 hour after the end of the call until March 17, 2021, by calling +1 (877) 344-7529 or outside the U.S. +1 (412) 317-0088, with Conference ID 10151870. LendingClub has used, and intends to use, its investor relations website, blog (http://blog.lendingclub.com), Twitter handle (@LendingClub) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts

For Investors:
IR@lendingclub.com

Media Contact:
Press@lendingclub.com

Non-GAAP Financial Measures and Supplemental Financial Statement Information

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Contribution, Contribution Margin, Adjusted Net Income (Loss), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Earnings (Loss) Per Share (Adjusted EPS) and Net Cash and Other Financial Assets. Our non-GAAP measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

In particular, we believe Contribution and Contribution Margin are useful measures of overall direct product profitability because the measures illustrate the relationship between costs most directly associated with revenue generating activities and the related revenue, and the effectiveness of the direct costs in obtaining revenue. Contribution is calculated as net revenue less “Sales and marketing” and “Origination and servicing” expenses on the Company’s Statements of Operations, adjusted to exclude cost structure simplification, restructuring costs, other items (related to one-time expenses resulting from COVID-19) and non-cash stock-based compensation expenses within these captions and income or loss attributable to noncontrolling interests. The adjustment for cost structure simplification expense relates to a review of our cost structure and a number of expense initiatives underway, including the establishment of a site in the Salt Lake City area. The expense includes incremental and excess personnel-related expenses associated with establishing our Salt Lake City area site and external advisory fees. The adjustment for restructuring costs included severance and other personnel-related expenses, lease-related expenses and software impairment related to the impact of COVID-19 on the Company’s business. Contribution Margin is a non-GAAP financial measure calculated by dividing Contribution by total net revenue.

We believe Adjusted Net Income (Loss) is an important measure because it directly reflects the financial performance of our business. Adjusted Net Income (Loss) adjusts for certain items that are either non-recurring, do not contribute directly to management's evaluation of its operating results, or non-cash items, such as (1) expenses related to our cost structure simplification, as discussed above, (2) goodwill impairment, (3) legal, regulatory and other expense related to legacy issues, (4) acquisition and related expenses, (5) restructuring costs and (6) other items (including certain non-legacy litigation and/or regulatory settlement expenses, gains on disposal of certain assets and expenses resulting from COVID-19), net of tax. Legacy items are generally those expenses that arose from the decisions of legacy management prior to the board review initiated in 2016 and resulted in the resignation of our former CEO, including legal and other costs associated with ongoing regulatory and government investigations, indemnification obligations, litigation, and termination of certain legacy contracts. In the second quarter of 2020, we added an adjustment to Adjusted Net Income (Loss) for “Restructuring costs” to adjust for severance and other personnel-related expenses, lease-related expenses and software impairment related to the impact of COVID-19 on the Company’s business. In the fourth quarter of 2019, we added an adjustment to Adjusted Net Income (Loss) for “Acquisition and related expenses” to adjust for costs related to the acquisition of Radius. In the second quarter of 2019, we added an adjustment to Adjusted Net Income (Loss) and Adjusted EBITDA for Other items to adjust for expenses or gains that are not part of our core operating results.

We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important measures of operating performance because they allow for the comparison of our core operating results, including our return on capital and operating efficiencies, from period to period. Adjusted EBITDA adjusts for certain items that are either non-recurring, do not contribute directly to management's evaluation of its operating results, or non-cash items, such as (1) cost structure simplification expense, (2) goodwill impairment, (3) legal, regulatory and other expense related to legacy issues, (4) acquisition and related expenses, (5) restructuring costs, (6) other items, as discussed above, (7) depreciation, impairment and amortization expense, (8) stock-based compensation expense and (9) income tax expense (benefit). Additionally, we utilize Adjusted EBITDA as an input into the Company’s calculation of the annual bonus plan. Adjusted EBITDA Margin is a non-GAAP financial measure calculated by dividing Adjusted EBITDA by total net revenue.

We believe Adjusted EPS is an important measure because it directly reflects the financial performance of our business. Adjusted EPS is a non-GAAP financial measure calculated by dividing Adjusted Net Income (Loss) attributable to both common and preferred stockholders by the weighted-average diluted common and preferred shares outstanding.

We believe Net Cash and Other Financial Assets is a useful measure because it illustrates the overall financial stability and operating leverage of the Company. This measure is calculated as cash and certain other assets and liabilities, including loans and securities available for sale, which are partially secured and offset by related credit facilities, and working capital.

There are a number of limitations related to the use of these non-GAAP financial measures versus their most comparable GAAP measure. In particular, many of the adjustments to derive the non-GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. Other companies, including companies in our industry, may calculate these measures differently, which may reduce their usefulness as a comparative measure.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

Safe Harbor Statement

Some of the statements above, including statements regarding future products and services, our ability to effectuate and the effectiveness of certain strategy initiatives, anticipated future financial results, value delivery for customers and stockholders, and the impact of the Radius acquisition and resulting bank charter on our business are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: the outcomes of pending governmental investigations and pending or threatened litigation, which are inherently uncertain; the impact of management changes and the ability to continue to retain key personnel; our ability to achieve cost savings from restructurings; our ability to continue to attract and retain new and existing borrowers and investors; our ability to obtain or add bank functionality and a bank charter; competition; overall economic conditions; demand for the types of loans facilitated by us; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission, as well as our subsequent reports on Form 10-Q and 10-K each as filed with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net revenue:

Transaction fees	$43,151	$149,951	$207,640	$598,760

Interest income	32,950	74,791	209,694	345,345
Interest expense	(27,056)	(49,251)	(141,503)	(246,587)
Net fair value adjustments	(8,435)	(42,659)	(117,247)	(144,990)
Net interest income and fair value adjustments	(2,541)	(17,119)	(49,056)	(46,232)
Investor fees	24,940	30,258	111,864	124,532
Gain on sales of loans	7,088	20,373	30,812	67,716
Net investor revenue	29,487	33,512	93,620	146,016

Other revenue	3,276	5,023	13,442	13,831

Total net revenue	75,914	188,486	314,702	758,607
Operating expenses: (1)
Sales and marketing	13,347	67,222	79,055	279,423
Origination and servicing	16,774	22,203	71,193	103,403
Engineering and product development	29,189	41,080	139,050	168,380
Other general and administrative	43,583	57,607	213,021	238,292
Total operating expenses	102,893	188,112	502,319	789,498
Income (Loss) before income tax expense (benefit)	(26,979)	374	(187,617)	(30,891)
Income tax expense (benefit)	(324)	140	(79)	(201)
Consolidated net income (loss)	(26,655)	234	(187,538)	(30,690)
Less: Income attributable to noncontrolling interests	—	—	—	55
LendingClub net income (loss)	$(26,655)	$234	$(187,538)	$(30,745)

Net income (loss) per share attributable to common stockholders – Basic and Diluted (2)	$(0.29)	$0.00	$(2.63)	$(0.35)
Weighted-average common shares – Basic and Diluted	81,368,674	88,371,672	77,934,302	87,278,596
Net income (loss) per share attributable to preferred stockholders – Basic and Diluted (2)	$(0.29)	$0.00	$1.39	$0.00
Weighted-average common shares, as converted – Basic and Diluted	10,512,486	—	12,505,393	—
(1)Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Sales and marketing	$830	$1,479	$4,104	$6,095
Origination and servicing	610	533	2,689	3,155
Engineering and product development	2,833	4,417	13,411	19,860
Other general and administrative	9,805	10,312	41,329	44,529
Total stock-based compensation expense	$14,078	$16,741	$61,533	$73,639

(2)    The following table details the computation of the Company’s basic and diluted net income (loss) per share of common stock and preferred stock (presented on an as-converted basis):

	Three Months Ended December 31,			Year Ended December 31,
	2020		2019	2020		2019
	Common Stock	Preferred Stock	Common Stock	Common Stock	Preferred Stock	Common Stock
Allocation of undistributed LendingClub net income (loss)	$(23,605)	$(3,050)	$234	$(154,664)	$(32,874)	$(30,745)
Deemed dividend	—	—	—	(50,204)	50,204	—
Net income (loss) attributable to stockholders (3)	$(23,605)	$(3,050)	$234	$(204,868)	$17,330	$(30,745)

Weighted-average common shares – Basic and Diluted	81,368,674	10,512,486	88,371,672	77,934,302	12,505,393	87,278,596
Net income (loss) per share attributable to stockholders – Basic and Diluted	$(0.29)	$(0.29)	$—	$(2.63)	$1.39	$(0.35)
(3)    For the year ended December 31, 2020, reflects a deemed dividend paid to our largest stockholder in the first quarter of 2020 upon the exchange of all shares of LendingClub common stock held by it for newly issued shares of mandatorily convertible, non-voting, LendingClub Series A preferred stock.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

	Three Months Ended					% Change
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	Q/Q	Y/Y
Operating Highlights:
Loan originations (in millions)	$912	$584	$326	$2,521	$3,083	56%	(70)%
Net revenue	$75,914	$74,713	$43,869	$120,206	$188,486	2%	(60)%
Consolidated net income (loss)	$(26,655)	$(34,325)	$(78,471)	$(48,087)	$234	22%	N/M
Contribution (1)	$47,178	$53,384	$21,395	$51,902	$101,261	(12)%	(53)%
Contribution margin (1)	62.1%	71.5%	48.8%	43.2%	53.7%	(13)%	16%
Adjusted EBITDA (1)	$3,890	$4,313	$(27,619)	$(7,831)	$38,981	10%	(90)%
Adjusted EBITDA margin (1)	5.1%	5.8%	(63.0)%	(6.5)%	20.7%	12%	(75)%
Adjusted net income (loss) (1)	$(22,085)	$(23,079)	$(54,252)	$(39,151)	$6,981	4%	N/M
EPS (common stockholders) – diluted (2)	$(0.29)	$(0.38)	$(0.87)	$(1.10)	$0.00	24%	N/M
Adjusted EPS – diluted (1)	$(0.24)	$(0.25)	$(0.60)	$(0.44)	$0.08	4%	N/M
Loan Originations by Investor Type:
Banks	33%	41%	68%	43%	32%
Managed accounts	51%	44%	10%	16%	17%
Self-directed retail investors	8%	13%	17%	4%	3%
LendingClub inventory (3)	1%	2%	5%	20%	23%
Other institutional investors	7%	—%	—%	17%	25%
Total	100%	100%	100%	100%	100%
Loan Originations by Program:
Personal loans – standard program	68%	68%	68%	70%	68%
Personal loans – custom program	17%	8%	3%	23%	26%
Other – custom program (4)	15%	24%	29%	7%	6%
Total	100%	100%	100%	100%	100%
Personal Loan Originations by Loan Grade – Standard Loan Program (in millions):
A	$323.5	$214.4	$105.7	$620.0	$654.1	51%	(51)%
B	183.1	114.0	74.5	544.6	644.7	61%	(72)%
C	109.9	69.8	38.4	357.3	479.6	57%	(77)%
D	—	—	3.0	249.1	309.1	0%	(100)%
Total	$616.5	$398.2	$221.6	$1,771.0	$2,087.5	55%	(70)%
N/M – Not meaningful
(1)     Represents a non-GAAP measure. See “Reconciliation of GAAP to Non-GAAP Measures.”
(2)     For the first quarter of 2020, reflects a $50.2 million deemed dividend paid to our largest stockholder upon the exchange of all shares of LendingClub common stock held by it for newly issued shares of mandatorily convertible, non-voting, LendingClub Series A preferred stock.
(3)    LendingClub inventory reflects loans purchased or pending purchase by the Company during the period, excluding loans held by the Company through consolidated trusts, if applicable, and not yet sold as of the period end.
(4)    Comprised of education and patient finance loans, auto refinance loans, and small business loans.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

	Three Months Ended					% Change
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	Q/Q	Y/Y
Servicing Portfolio by Method Financed (in millions, at end of period):
Whole loans sold	$10,139	$11,249	$12,421	$14,118	$14,118	(10)%	(28)%
Notes	622	674	736	833	919	(8)%	(32)%
Certificates	57	79	109	147	211	(28)%	(73)%
Secured borrowings	1	3	6	11	19	(67)%	(95)%
Loans invested in by the Company	183	262	690	866	744	(30)%	(75)%
Total	$11,002	$12,267	$13,962	$15,975	$16,011	(10)%	(31)%
Employees and contractors (4)	1,030	998	1,008	1,542	1,538	3%	(33)%
(4)     As of the end of each respective period.

LENDINGCLUB CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$524,963	$243,779
Restricted cash	103,522	243,343
Securities available for sale at fair value	142,226	270,927
Loans held for investment at fair value	636,686	1,079,315
Loans held for investment by the Company at fair value	49,954	43,693
Loans held for sale by the Company at fair value	121,902	722,355
Accrued interest receivable	5,205	12,857
Property, equipment and software, net	96,641	114,370
Operating lease assets	74,037	93,485
Intangible assets, net	11,427	14,549
Other assets	96,730	143,668
Total assets	$1,863,293	$2,982,341
Liabilities and Equity
Accounts payable	$3,698	$10,855
Accrued interest payable	4,572	9,260
Operating lease liabilities	94,538	112,344
Accrued expenses and other liabilities	101,457	142,636
Payable to investors	40,286	97,530
Notes, certificates and secured borrowings at fair value	636,774	1,081,466
Payable to Structured Program note and certificate holders at fair value	152,808	40,610
Credit facilities and securities sold under repurchase agreements	104,989	587,453
Total liabilities	1,139,122	2,082,154
Equity
Series A Preferred stock, $0.01 par value; 1,200,000 shares authorized; 43,000 and 0 shares issued and outstanding, respectively	—	—
Common stock, $0.01 par value; 180,000,000 shares authorized; 88,149,510 and 89,218,797 shares issued, respectively; 88,149,510 and 88,757,406 shares outstanding, respectively	881	892
Additional paid-in capital	1,508,020	1,467,882
Accumulated deficit	(786,214)	(548,472)
Treasury stock, at cost; 0 and 461,391 shares, respectively	—	(19,550)
Accumulated other comprehensive loss	1,484	(565)
Total equity	724,171	900,187
Total liabilities and equity	$1,863,293	$2,982,341

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Year Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP LendingClub net income (loss)	$(26,655)	$(34,325)	$(78,471)	$(48,087)	$234	$(187,538)	$(30,745)
Engineering and product development expense	29,189	31,984	39,167	38,710	41,080	139,050	168,380
Other general and administrative expense	43,583	54,332	56,620	58,486	57,607	213,021	238,292
Cost structure simplification expense (1)	—	—	—	175	188	175	7,318
Restructuring costs (2)	(79)	(142)	2,285	—	—	2,064	—
Other items (2)	24	8	341	—	—	373	—
Stock-based compensation expense (2)	1,440	1,601	1,453	2,299	2,012	6,793	9,250
Income tax expense (benefit)	(324)	(74)	—	319	140	(79)	(201)
Contribution	$47,178	$53,384	$21,395	$51,902	$101,261	$173,859	$392,294
Total net revenue	$75,914	$74,713	$43,869	$120,206	$188,486	$314,702	$758,607
Contribution margin	62.1%	71.5%	48.8%	43.2%	53.7%	55.2%	51.7%
(1)     Contribution excludes the portion of personnel-related expenses associated with establishing a site in the Salt Lake City area that is included in the “Sales and marketing” and “Origination and servicing” expense categories.
(2)     Contribution excludes the portion of expenses included in the “Sales and marketing” and “Origination and servicing” expense categories.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Year Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP LendingClub net income (loss)	$(26,655)	$(34,325)	$(78,471)	$(48,087)	$234	$(187,538)	$(30,745)
Cost structure simplification expense (1)	—	—	—	228	284	228	9,933
Legal, regulatory and other expense related to legacy issues (2)	183	6,120	4,354	4,476	4,531	15,133	19,609
Acquisition and related expenses (3)	4,744	4,373	456	3,611	932	13,184	932
Restructuring costs (4)	—	753	17,036	—	—	17,789	—
Other items (5)	(357)	—	2,373	621	1,000	2,637	2,453
Adjusted net income (loss)	$(22,085)	$(23,079)	$(54,252)	$(39,151)	$6,981	$(138,567)	$2,182
Depreciation and impairment expense:
Engineering and product development	10,099	10,198	10,177	10,423	12,532	40,897	49,207
Other general and administrative	1,370	1,394	1,480	1,603	1,739	5,847	6,446
Amortization of intangible assets	752	752	772	846	848	3,122	3,499
Stock-based compensation expense	14,078	15,122	14,204	18,129	16,741	61,533	73,639
Income tax expense (benefit)	(324)	(74)	—	319	140	(79)	(201)
Adjusted EBITDA	$3,890	$4,313	$(27,619)	$(7,831)	$38,981	$(27,247)	$134,772
Total net revenue	$75,914	$74,713	$43,869	$120,206	$188,486	$314,702	$758,607
Adjusted EBITDA margin	5.1%	5.8%	(63.0)%	(6.5)%	20.7%	(8.7)%	17.8%
(1)    Includes personnel-related expenses associated with establishing a site in the Salt Lake City area. These expenses are included in “Sales and marketing,” “Origination and servicing,” “Engineering and product development” and “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. In 2019, also includes external advisory fees which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations.
(2)    Consists of legal legacy expenses, which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. In 2019, also includes expense related to the dissolution of certain private funds previously managed by LCAM and expense related to the termination of a legacy contract, which are included in “Net fair value adjustments” and “Other general and administrative” expense on the Company’s Consolidated Statements of Operations, respectively.
(3)    Represents costs related to the acquisition of Radius.
(4)    Includes severance and other personnel-related expenses, lease-related expenses and software impairment related to the impact of COVID-19 on the Company’s business.
(5)    In 2020, includes expenses related to certain non-legacy litigation and regulatory matters, which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations and one-time expenses resulting from COVID-19, which are included in “Sales and marketing,” “Origination and servicing,” “Engineering and product development” and “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. In 2019, includes expenses related to certain non-legacy litigation and regulatory matters and a gain on the sale of our small business operating segment, which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Year Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	Common and Preferred Stock (1)	Common and Preferred Stock (1)	Common and Preferred Stock (1)	Common Stock	Common Stock	Common and Preferred Stock (1)	Common Stock
Adjusted net income (loss) attributable to stockholders	$(22,085)	$(23,079)	$(54,252)	$(39,151)	$6,981	$(138,567)	$2,182

Weighted-average GAAP diluted shares (2)	91,881,160	90,901,870	89,866,880	89,085,270	88,912,677	90,439,695	87,278,596
Non-GAAP diluted shares (2)	91,881,160	90,901,870	89,866,880	89,085,270	88,912,677	90,439,695	87,794,035

Adjusted EPS – diluted (3)	$(0.24)	$(0.25)	$(0.60)	$(0.44)	$0.08	$(1.53)	$0.02
(1)     Presented on an as-converted basis, as the preferred stock is considered common shares because it participates in earnings similar to common stock and does not receive any significant preferences over the common stock.
(2)     Beginning in the first quarter of 2020, includes the total weighted-average shares outstanding of both common and preferred stock on an as-converted basis.

LENDINGCLUB CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The following table is provided to delineate between the assets and liabilities belonging to our member payment dependent self-directed retail program (Retail Program) note holders and certain VIEs that we are required to consolidate in accordance with GAAP. Such assets are not legally ours and the associated liabilities are payable only from the cash flows generated by those assets (i.e. Pass-throughs). As such, these debt holders do not have a secured interest in any other assets of LendingClub. We believe this is a useful measure because it illustrates the overall financial stability and operating leverage of the Company.

	December 31, 2020				December 31, 2019
	Retail Program (1)	Consolidated VIEs (2) (4)	All Other LendingClub (3)	Condensed Consolidated Balance Sheet	Retail Program (1)	Consolidated VIEs (2)(4)	All Other LendingClub (3)	Condensed Consolidated Balance Sheet
Assets
Cash and cash equivalents	$—	$—	$524,963	$524,963	$—	$—	$243,779	$243,779
Restricted cash	—	13,473	90,049	103,522	—	2,894	240,449	243,343
Securities available for sale	—	—	142,226	142,226	—	—	270,927	270,927
Loans held for investment at fair value	584,066	52,620	—	636,686	881,473	197,842	—	1,079,315
Loans held for investment by the Company at fair value (4)	—	46,120	3,834	49,954	—	37,638	6,055	43,693
Loans held for sale by the Company at fair value (4)	—	92,802	29,100	121,902	—	—	722,355	722,355
Accrued interest receivable	3,797	1,134	274	5,205	5,930	1,815	5,112	12,857
Property, equipment and software, net	—	—	96,641	96,641	—	—	114,370	114,370
Operating lease assets	—	—	74,037	74,037	—	—	93,485	93,485
Intangible assets, net	—	—	11,427	11,427	—	—	14,549	14,549
Other assets	—	—	96,730	96,730	—	—	143,668	143,668
Total assets	$587,863	$206,149	$1,069,281	$1,863,293	$887,403	$240,189	$1,854,749	$2,982,341
Liabilities and Equity
Accounts payable	$—	$—	$3,698	$3,698	$—	$—	$10,855	$10,855
Accrued interest payable	3,797	721	54	4,572	5,930	1,737	1,593	9,260
Operating lease liabilities	—	—	94,538	94,538	—	—	112,344	112,344
Accrued expenses and other liabilities	—	—	101,457	101,457	—	—	142,636	142,636
Payable to investors	—	—	40,286	40,286	—	—	97,530	97,530
Notes, certificates and secured borrowings at fair value	584,066	52,620	88	636,774	881,473	197,842	2,151	1,081,466
Payable to Structured Program note and certificate holders at fair value (4)	—	152,808	—	152,808	—	40,610	—	40,610
Credit facilities and securities sold under repurchase agreements	—	—	104,989	104,989	—	—	587,453	587,453
Total liabilities	587,863	206,149	345,110	1,139,122	887,403	240,189	954,562	2,082,154
Total equity	—	—	724,171	724,171	—	—	900,187	900,187
Total liabilities and equity	$587,863	$206,149	$1,069,281	$1,863,293	$887,403	$240,189	$1,854,749	$2,982,341
(1)    Represents loans held for investment at fair value that were funded directly by our Retail Program notes. The liabilities are only payable from the cash flows generated by the associated assets. We do not assume principal or interest rate risk on loans facilitated through our lending marketplace that were funded by our Retail Program because loan balances, interest rates and maturities are matched and offset by an equal balance of notes with the exact same interest rates and maturities. We do not retain any economic interests from our Retail Program. Interest expense on Retail

Program notes of $98.3 million and $148.0 million was equally matched and offset by interest income from the related loans of $98.3 million and $148.0 million in 2020 and 2019, respectively, resulting in no net effect on our Net interest income and fair value adjustments.
(2)    Represents assets and equal and offsetting liabilities of certain VIEs that we are required to consolidate in accordance with GAAP, but which are not legally ours. The liabilities are only payable from the cash flows generated by the associated assets. The creditors of the VIEs have no recourse to the general credit of the Company. Interest expense on these liabilities owned by third parties of $123.2 million and net fair value adjustments of $9.4 million in 2020 were equally matched and offset by interest income on the loans of $134.6 million, resulting in no net effect on our Net interest income and fair value adjustments. Interest expense on these liabilities owned by third parties of $70.8 million and net fair value adjustments of $13.5 million in 2019 were equally matched and offset by interest income on the loans of $84.3 million, resulting in no net effect on our Net interest income and fair value adjustments. Economic interests held by LendingClub, including retained interests, residuals and equity of the VIEs, are reflected in “Loans held for sale by the Company at fair value,” “Loans held for investment by the Company at fair value” and “Restricted cash,” respectively, within the “All Other LendingClub” column.
(3)    Represents all other assets and liabilities of LendingClub, other than those related to our Retail Program and certain consolidated VIEs, but includes any economic interests held by LendingClub, including retained interests, residuals and equity of those consolidated VIEs.
(4)    The Company has sponsored Structured Program transactions that have been consolidated, resulting in an increase to “Loans held for investment by the Company at fair value,” “Loans held for sale by the Company at fair value” and the related “Payable to Structured Program note and certificate holders at fair value.”

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
NET CASH AND OTHER FINANCIAL ASSETS
(In thousands)
(Unaudited)

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Cash and cash equivalents (1)	$524,963	$445,180	$338,394	$294,345	$243,779
Restricted cash committed for loan purchases (2)	2,692	308	290	4,572	68,001
Securities available for sale	142,226	187,375	221,930	256,554	270,927
Loans held for investment by the Company at fair value (3)	49,954	59,099	65,557	71,003	43,693
Loans held for sale by the Company at fair value (3)	121,902	180,801	587,093	741,704	722,355
Payable to Structured Program note and certificate holders at fair value (3)	(152,808)	(173,410)	(193,034)	(206,092)	(40,610)
Credit facilities and securities sold under repurchase agreements	(104,989)	(120,159)	(480,079)	(621,020)	(587,453)
Other assets and liabilities (4)	(7,792)	363	23,916	61,107	(6,226)
Net cash and other financial assets (5)	$576,148	$579,557	$564,067	$602,173	$714,466
(1)    Variations in cash and cash equivalents are primarily due to variations in the amount and timing of loan purchases invested in by the Company and the corresponding loan sales.
(2)    Represents cash and cash equivalents that are transferred to restricted cash for loans that are pending purchase by the Company.
(3)    The Company has sponsored Structured Program transactions that have been consolidated, resulting in an increase to “Loans held for investment by the Company at fair value” and the related “Payable to Structured Program note and certificate holders at fair value.”
(4)    “Other assets and liabilities” is a total of “Accrued interest receivable,” “Other assets,” “Accounts payable,” “Accrued interest payable” and “Accrued expenses and other liabilities,” included on our Consolidated Balance Sheets. This line item represents certain assets and liabilities that impact working capital and are affected by timing differences between revenue and expense recognition and related cash activity.
(5)    Comparable GAAP measure cannot be provided as not practicable.